www.valaris.com	Press Release

Valaris Reports First Quarter 2022 Results

Continued Strong Operational Performance – 99% Revenue Efficiency in 1Q 2022
Four Floater Reactivation Projects in Progress for Contracts Expected to Commence in 2Q 2022
Drillship VALARIS DS-12 Awarded Contract Offshore West Africa
Jackups VALARIS 113 and 114 Sold for a Total of $125 Million

Hamilton, Bermuda, May 2, 2022 … Valaris Limited (NYSE: VAL) ("Valaris" or the "Company") today reported first quarter 2022 results.

President and Chief Executive Officer Anton Dibowitz said, “The heart of our business, and our primary focus every day, is on delivering safe, reliable and efficient operations to our customers. I would like to thank the Valaris team for continuing to deliver the strong performance that our customers have come to expect from us, achieving 99% revenue efficiency during the first quarter.”

Dibowitz commented, “We are currently in the midst of a transitional period as we incur reactivation costs to put three drillships and one semisubmersible back to work on long-term contracts. I am proud of the progress that the entire Valaris team has made in executing these major projects concurrently, particularly considering the ongoing pandemic, personnel and global supply chain challenges. VALARIS DPS-1 recently returned to work, and we continue to expect that all four floaters will be on contract by the middle of the year with financial results expected to improve meaningfully as these reactivations are completed.”

Dibowitz added, “Very recently, we were awarded a contract with a major operator offshore Angola and the Republic of Congo for drillship VALARIS DS-12. The operating rate for this contract, which is expected to take place during the first quarter 2023, is at a level not seen in the past seven years for drillship work offshore West Africa, providing further evidence of the improvement in floater day rates across geographies.”

Dibowitz concluded, “We continue to take a rational approach to fleet management, including regularly assessing our fleet for retirement and divestiture candidates. In this regard, we recently sold two jackups, VALARIS 113 and 114, to ADES for a total of $125 million, a value which is highly accretive to our shareholders. Each of these rigs had been stacked for more than six years and would have required meaningful capital to reactivate.”

First Quarter Review

Revenues increased to $318 million in the first quarter 2022 from $306 million in the fourth quarter 2021. Excluding reimbursable items, revenues increased to $291 million in the first quarter from $283 million in the fourth quarter primarily due to higher utilization for the jackup fleet and higher average day rates for the other segment, partially offset by lower utilization for the floater fleet.

Contract drilling expense increased to $331 million in the first quarter 2022 from $286 million in the fourth quarter 2021. Excluding reimbursable items, contract drilling expense increased to $305 million in the first quarter from $264 million in the fourth quarter, primarily due to higher rig reactivation costs, which increased to $62 million in the first quarter from $37 million in the fourth quarter, as we prepare four floaters for long-term contracts that are expected to commence in the second quarter. The remaining variance was due to higher personnel costs, higher repair and maintenance costs and higher mobilization costs.

Depreciation expense decreased to $23 million in the first quarter 2022 from $25 million in the fourth quarter 2021. General and administrative expense increased marginally to $19 million in the first quarter 2022 from $18 million in the fourth quarter 2021.

Other income decreased to $9 million in the first quarter 2022 from $21 million in the fourth quarter 2021. First quarter other income included a gain on sale of assets of $2 million related to the sale of jackup VALARIS 67 compared to a $21 million gain on sale of assets related to the sale of jackups VALARIS 22, 37 and 142 in the fourth quarter. The remaining variance is primarily due to lower reorganization-related professional fees in the first quarter as compared to the fourth quarter.

Tax benefit decreased to $1 million in the first quarter 2022 from $31 million in the fourth quarter 2021. The first quarter tax provision included $15 million of discrete tax benefit primarily related to a reduction in liabilities for unrecognized tax benefits associated with tax positions taken in prior years. The fourth quarter tax provision included $30 million of discrete tax benefit primarily related to a reduction in liabilities for unrecognized tax benefits associated with tax positions taken in prior years and deferred tax benefits associated with Swiss tax reform. Adjusted for discrete items, tax expense of $14 million in the first quarter compared to a tax benefit of $1 million in the fourth quarter. The increase in tax expense is primarily due to changes in the relative components of our earnings generated in tax jurisdictions with higher tax rates compared to the prior quarter, and to a reduction in deferred tax valuation allowances in the prior quarter.

Net loss was $40 million in the first quarter 2022 compared to net income of $28 million in the fourth quarter 2021. Adjusted EBITDA decreased to negative $31 million in the first quarter from $3 million in the fourth quarter. Adjusted EBITDAR decreased to $31 million in the first quarter from $40 million in the fourth quarter.

Segment Review

Floaters

Floater revenues decreased marginally to $100 million in the first quarter 2022 from $101 million in the fourth quarter 2021. Excluding reimbursable items, revenues decreased to $87 million in the first quarter from $93 million in the fourth quarter. The sequential quarter decline was primarily due to semisubmersible VALARIS DPS-5 being out of service for most of the first quarter while undergoing a five-year special survey prior to starting the first of several new contracts. This was partially offset by higher utilization and average day rates for the drillship fleet.

Contract drilling expense increased to $148 million in the first quarter 2022 from $114 million in the fourth quarter 2021. Excluding reimbursable items, contract drilling expense increased to $135 million in the first quarter from $106 million in the fourth quarter. The sequential quarter increase was primarily due to higher rig reactivation costs, which increased to $61 million in the first quarter from $34 million in the fourth quarter, as we prepared drillships VALARIS DS-4, DS-9 and DS-16 as well as semisubmersible VALARIS DPS-1 for new long-term contracts. Included within first quarter reactivation costs is approximately $4 million related to minor damage arising from an incident involving VALARIS DS-16, which broke free from its moorings during gale force winds. We also incurred repair and maintenance costs in the first quarter on semisubmersible VALARIS DPS-5 while the rig was in the shipyard undergoing a five-year special survey.

Jackups

Jackup revenues increased to $181 million in the first quarter 2022 from $172 million in the fourth quarter 2021. Excluding reimbursable items, revenues increased to $170 million in the first quarter from $160 million in the fourth quarter. The sequential quarter increase was primarily due to higher utilization on VALARIS 249, 117, 144 and Norway, each of which commenced new contracts either in the first quarter or late in the fourth quarter. This was partially offset by idle time between contracts for VALARIS Viking and 107.

Contract drilling expense increased to $139 million in the first quarter 2022 from $128 million in the fourth quarter 2021. Excluding reimbursable items, contract drilling expense increased to $129 million in the first quarter from $117 million in the fourth quarter. The sequential quarter increase was primarily due to higher costs resulting from more operating days across the jackup fleet in the first quarter and higher mobilization costs primarily related to VALARIS 144.

ARO Drilling

Revenues increased to $111 million in the first quarter 2022 from $105 million in the fourth quarter 2021 primarily due to higher utilization and the addition of VALARIS 140 to the leased rig fleet late in the first quarter. Contract drilling expense decreased to $84 million in the first quarter from $89 million in the fourth quarter. Operating income was $5 million in the first quarter compared to an operating loss of $6 million in the fourth quarter. EBITDA was $22 million in the first quarter compared to $11 million in the fourth quarter.

Other

Revenues increased to $38 million in the first quarter 2022 from $33 million in the fourth quarter 2021 primarily due to higher day rates for managed rigs Mad Dog and Thunder Horse, which were each awarded two-year contract extensions, effective from late January. Contract drilling expense increased marginally to $16 million in the first quarter from $15 million in the fourth quarter. Operating income increased to $22 million in the first quarter from $16 million in the fourth quarter. EBITDA increased to $23 million in the first quarter from $17 million in the fourth quarter.

		First Quarter
	Floaters			Jackups			ARO			Other			Reconciling Items		Consolidated Total
(in millions of $, except %)	Q1 2022	Q4 2021	Chg	Q1 2022	Q4 2021	Chg	Q1 2022	Q4 2021	Chg	Q1 2022	Q4 2021	Chg	Q1 2022	Q4 2021	Q1 2022	Q4 2021	Chg

Revenues	99.7	100.5	(1)%	180.7	172.3	5%	111.3	105.4	6%	38.0	32.7	16%	(111.3)	(105.4)	318.4	305.5	4%
Operating expenses
Contract drilling	147.6	113.8	30%	139.2	128.0	9%	84.2	88.9	(5)%	15.5	15.4	1%	(55.2)	(60.6)	331.3	285.5	16%
Depreciation	12.2	11.7	4%	9.1	12.1	(25)%	16.5	17.7	(7)%	0.9	1.1	(18)%	(16.2)	(17.5)	22.5	25.1	(10)%
General and admin.	—	—	—%	—	—	—%	5.2	5.1	2%	—	—	—%	13.6	13.2	18.8	18.3	3%
Equity in earnings (losses) of ARO	—	—	—%	—	—	—%	—	—	—%	—	—	—%	4.3	(1.3)	4.3	(1.3)	nm
Operating income (loss)	(60.1)	(25.0)	140%	32.4	32.2	1%	5.4	(6.3)	nm	21.6	16.2	33%	(49.2)	(41.8)	(49.9)	(24.7)	102%

Net income (loss)	(60.0)	(25.4)	136%	34.7	52.8	(34)%	1.4	(10.0)	nm	21.6	16.2	33%	(37.5)	(5.9)	(39.8)	27.7	nm

Adjusted EBITDA	(48.7)	(12.9)	278%	43.0	44.4	(3)%	21.9	11.4	92%	22.6	17.3	31%	(69.7)	(57.5)	(30.9)	2.7	nm
Adjusted EBITDAR	12.2	20.9	(42)%	43.6	47.7	(9)%	21.9	11.4	92%	22.6	17.4	30%	(69.7)	(57.5)	30.6	39.9	(23)%

Fresh Start Accounting

Valaris emerged from Chapter 11 bankruptcy protection on April 30, 2021 (the "Effective Date"). Upon emergence, Valaris applied fresh start accounting which resulted in Valaris becoming a new reporting entity for accounting and financial reporting. Accordingly, our financial statements and notes after the Effective Date are not comparable to our financial statements and notes prior to that date. As required by GAAP, results for the second quarter must be presented separately for the predecessor period from April 1, 2021, through April 30, 2021 (the "Predecessor" period) and the successor period from May 1, 2021, through June 30, 2021 (the "Successor" period). However, the Company has combined certain results of the Predecessor and Successor periods ("Combined" results) as non-GAAP measures to compare the combined second quarter with other quarters since we believe it provides the most meaningful basis to analyze our results. The Predecessor and Successor results for the second quarter are more fully discussed in our quarterly report on Form 10-Q for the period ended June 30, 2021 filed with the SEC on August 3, 2021.

As previously announced, Valaris will hold its first quarter 2022 earnings conference call at 9:00 a.m. CT (10:00 a.m. ET) on Tuesday, May 3, 2022. An updated investor presentation will be available on the Valaris website after the call.

About Valaris Limited

Valaris Limited (NYSE: VAL) is the industry leader in offshore drilling services across all water depths and geographies. Operating a high-quality rig fleet of ultra-deepwater drillships, versatile semisubmersibles, and modern shallow-water jackups, Valaris has experience operating in nearly every major offshore basin. Valaris maintains an unwavering commitment to safety, operational excellence, and customer satisfaction, with a focus on technology and innovation. Valaris Limited is a Bermuda exempted company. To learn more, visit the Valaris website at www.valaris.com.

Forward-Looking Statements

Statements contained in this press release that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include words or phrases such as "anticipate," "believe," "estimate," "expect," "intend," "likely," "plan," "project," "could," "may," "might," "should," "will" and similar words and specifically include statements regarding expected financial performance; expected utilization, day rates, revenues, operating expenses, rig commitments and availability, cash flows, contract status, terms and duration, contract backlog, capital expenditures, insurance, financing and funding; the effect, impact, potential duration and other implications of the ongoing COVID-19 pandemic; impact of our emergence from bankruptcy; the offshore drilling market, including supply and demand, customer drilling programs, stacking of rigs, effects of new rigs on the market and effect of the volatility of commodity prices; expected work commitments, awards and contracts; letters of intent; scheduled delivery dates for rigs; performance of our joint venture with Saudi Aramco; the timing of delivery, mobilization, contract commencement, availability, relocation or other movement of rigs; future rig reactivations; expected divestitures of assets; general market, business and industry conditions, trends and outlook; general political conditions, including political tensions, conflicts and war (such as the ongoing conflict in Ukraine); future operations; increasing regulatory complexity; the outcome of tax disputes; assessments and settlements; and expense management. The forward-looking statements contained in this press release are subject to numerous risks, uncertainties and assumptions that may cause actual results to vary materially from those indicated, including the COVID-19 outbreak and global pandemic and the related public health measures implemented by governments worldwide, which may, among other things, impact our ability to staff rigs and rotate crews; cancellation, suspension, renegotiation or termination of drilling contracts and programs, including drilling contracts which grant the customer termination right if FID is not received with respect to projects for which the drilling rig is contracted; potential additional asset impairments; failure to satisfy our debt obligations; our ability to obtain financing, service our debt, fund capital expenditures and pursue other business opportunities; adequacy of sources of liquidity for us and our customers; the effects of our emergence from bankruptcy on the Company's business, relationships, comparability of our financial results and ability to access financing sources; actions by regulatory authorities, or other third parties; actions by our security holders; commodity price fluctuations and volatility, customer demand, new rig supply, downtime and other risks associated with offshore rig operations; severe weather or hurricanes; changes in worldwide rig supply and demand, competition and technology; consumer preferences for alternative fuels; increased scrutiny of our Environmental, Social and Governance ("ESG") practices and reporting responsibilities; changes in customer strategy; future levels of offshore drilling activity; governmental action, civil unrest and political and economic uncertainties; terrorism, piracy and military action; risks inherent to shipyard rig reactivation, upgrade, repair, maintenance or enhancement; our ability to enter into, and the terms of, future drilling contracts; suitability of rigs for future contracts; the cancellation of letters of intent or letters of award or any failure to execute definitive contracts following announcements of letters of intent, letters of award or other expected work commitments; the outcome of litigation, legal proceedings, investigations or other claims or contract disputes; governmental regulatory, legislative and permitting requirements affecting drilling operations; our ability to attract and retain skilled personnel on commercially reasonable terms; environmental or other liabilities, risks or losses; debt restrictions that may limit our liquidity and flexibility; and cybersecurity risks and threats. In addition to the numerous factors described above, you should also carefully read and consider "Item 1A. Risk Factors" in Part I and "Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations" in Part II of our most recent annual report on Form 10-K, which is available on the SEC’s website at www.sec.gov or on the Investor Relations section of our website at www.valaris.com. Each forward-looking statement speaks only as of the date of the particular statement, and we undertake no obligation to update or revise any forward-looking statements, except as required by law.

Investor & Media Contact:	Tim Richardson
Director - Investor Relations
+1-713-979-4619

VALARIS LIMITED AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except per share amounts)

	Three Months Ended
	Successor			Combined (Non-GAAP) (1)	Predecessor
	March 31, 2022	December 31, 2021	September 30, 2021	June 30, 2021	March 31, 2021
OPERATING REVENUES	$318.4	$305.5	$326.7	$293.1	$307.1

OPERATING EXPENSES
Contract drilling (exclusive of depreciation)	331.3	285.5	274.6	258.8	253.6
Loss on impairment	—	—	—	—	756.5
Depreciation	22.5	25.1	24.4	54.1	122.1
General and administrative	18.8	18.3	27.2	19.1	24.3
Total operating expenses	372.6	328.9	326.2	332.0	1,156.5
EQUITY IN EARNINGS (LOSSES) OF ARO	4.3	(1.3)	2.6	6.0	1.9
OPERATING INCOME (LOSS)	(49.9)	(24.7)	3.1	(32.9)	(847.5)

OTHER INCOME (EXPENSE)
Interest income	10.9	11.0	9.7	8.8	2.6
Interest expense, net (Unrecognized contractual interest expense for debt subject to compromise was $32.6 million and $100.3 million for the three months ended June 30, 2021 and March 31, 2021, respectively)	(11.5)	(11.7)	(11.3)	(9.1)	(1.3)
Reorganization items, net	(1.0)	(4.9)	(6.5)	(3,536.5)	(52.2)
Other, net	11.0	27.0	5.5	9.0	22.5
	9.4	21.4	(2.6)	(3,527.8)	(28.4)

INCOME (LOSS) BEFORE INCOME TAXES	(40.5)	(3.3)	0.5	(3,560.7)	(875.9)

PROVISION (BENEFIT) FOR INCOME TAXES	(0.7)	(31.0)	53.3	(0.4)	31.7

NET INCOME (LOSS)	(39.8)	27.7	(52.8)	(3,560.3)	(907.6)

NET (INCOME) LOSS ATTRIBUTABLE TO NONCONTROLLING INTERESTS	1.2	—	(1.7)	(2.9)	(2.4)

NET INCOME (LOSS) ATTRIBUTABLE TO VALARIS	$(38.6)	$27.7	$(54.5)	$(3,563.2)	$(910.0)

INCOME (LOSS) PER SHARE - BASIC AND DILUTED	$(0.51)	$0.37	$(0.73)	n/m	$(4.56)
WEIGHTED-AVERAGE SHARES OUTSTANDING - BASIC AND DILUTED	75.0	75.0	75.0	n/m	199.6

(1)Represents the combined results of operations for the two-months ended June 30, 2021 (Successor) and the one-month ended April 30, 2021 (Predecessor).

VALARIS LIMITED AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In millions)

	Successor				Predecessor
	March 31, 2022	December 31, 2021	September 30, 2021	June 30, 2021	March 31, 2021
ASSETS

CURRENT ASSETS
Cash and cash equivalents	$578.2	$608.7	$620.8	$608.8	$291.7
Restricted cash	30.0	35.9	33.9	53.1	17.1
Accounts receivable, net	439.3	444.2	455.8	436.1	449.8
Other current assets	125.7	117.8	117.0	119.7	366.4
Total current assets	$1,173.2	$1,206.6	$1,227.5	$1,217.7	$1,125.0

PROPERTY AND EQUIPMENT, NET	930.2	890.9	892.3	897.8	10,083.9

LONG-TERM NOTES RECEIVABLE FROM ARO	256.8	249.1	241.3	234.3	442.7

INVESTMENT IN ARO	90.9	86.6	87.9	85.4	122.8

OTHER ASSETS	186.6	176.0	153.5	166.5	172.5

	$2,637.7	$2,609.2	$2,602.5	$2,601.7	$11,946.9

LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts payable - trade	$311.2	$225.8	$203.0	$183.9	$176.8
Accrued liabilities and other	212.1	196.2	223.8	212.7	290.6
Total current liabilities	$523.3	$422.0	$426.8	$396.6	$467.4

LONG-TERM DEBT	545.5	545.3	545.1	544.8	—

OTHER LIABILITIES	544.8	581.1	591.3	569.8	704.6

TOTAL LIABILITIES NOT SUBJECT TO COMPROMISE	1,613.6	1,548.4	1,563.2	1,511.2	1,172.0

LIABILITIES SUBJECT TO COMPROMISE	—	—	—	—	7,313.7

TOTAL EQUITY	1,024.1	1,060.8	1,039.3	1,090.5	3,461.2

	$2,637.7	$2,609.2	$2,602.5	$2,601.7	$11,946.9

VALARIS LIMITED AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)

	Three Months Ended
	Successor			Combined (Non-GAAP) (1)	Predecessor
	March 31, 2022	December 31, 2021	September 30, 2021	June 30, 2021	March 31, 2021
OPERATING ACTIVITIES
Net income (loss)	$(39.8)	$27.7	$(52.8)	$(3,560.3)	$(907.6)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation expense	22.5	25.1	24.4	54.1	122.1
Accretion of discount on shareholder note	(7.7)	(7.9)	(6.9)	(6.0)	—
Equity in losses (earnings) of ARO	(4.3)	1.3	(2.6)	(6.0)	(1.9)
Net periodic pension and retiree medical income	(4.0)	(2.6)	(3.7)	(3.8)	(4.0)
Share-based compensation expense	3.4	2.7	1.6	1.0	3.8
Gain on asset disposals	(2.5)	(21.0)	(0.3)	(4.5)	(1.4)
Amortization, net	1.6	(0.5)	3.1	(0.5)	(4.6)
Deferred income tax expense (benefit)	(0.6)	(22.5)	0.1	(18.0)	0.9
Amortization of debt issuance cost	0.2	0.2	(0.1)	0.4	—
Loss on impairment	—	—	—	—	756.5
Non-cash reorganization items, net	—	—	—	3,487.3	—
Other	—	0.3	0.2	1.3	5.8
Changes in operating assets and liabilities	32.5	(9.0)	45.0	21.9	20.9
Contributions to pension plans and other post-retirement benefits	(0.8)	(1.0)	(1.1)	(0.9)	(22.2)
Net cash provided by (used in) operating activities	$0.5	$(7.2)	$6.9	$(34.0)	$(31.7)

INVESTING ACTIVITIES
Additions to property and equipment	$(38.5)	$(26.5)	$(15.6)	$(10.8)	$(6.0)
Net proceeds from disposition of assets	1.3	23.6	1.3	26.6	3.7
Net cash provided by (used in) investing activities	$(37.2)	$(2.9)	$(14.3)	$15.8	$(2.3)

FINANCING ACTIVITIES
Issuance of first lien notes	$—	$—	$—	$520.0	$—
Payments to Predecessor creditors	—	—	—	(129.9)	—
Other	—	—	—	(1.4)	—
Net cash provided by financing activities	$—	$—	$—	$388.7	$—

Effect of exchange rate changes on cash and cash equivalents	$0.3	$—	$0.2	$(0.3)	$(0.1)

INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS AND RESTRICTED CASH	$(36.4)	$(10.1)	$(7.2)	$370.2	$(34.1)
CASH AND CASH EQUIVALENTS AND RESTRICTED CASH, BEGINNING OF PERIOD	644.6	654.7	661.9	291.7	325.8
CASH AND CASH EQUIVALENTS AND RESTRICTED CASH, END OF PERIOD	$608.2	$644.6	$654.7	$661.9	$291.7

(1)Represents the combined results of operations for the two-months ended June 30, 2021 (Successor) and the one-month ended April 30, 2021 (Predecessor).

VALARIS LIMITED AND SUBSIDIARIES
OPERATING STATISTICS
(In millions)

	Three Months Ended
	Successor			Combined (Non-GAAP)	Predecessor
	March 31, 2022	December 31, 2021	September 30, 2021	June 30, 2021	March 31, 2021
REVENUES
Floaters
Drillships	$85.4	$73.5	$67.5	$42.6	$81.0
Semisubmersibles	14.3	27.0	36.8	25.5	16.3
	$99.7	$100.5	$104.3	$68.1	$97.3
Jackups (1)
HD Ultra-Harsh & Harsh Environment	$92.9	$94.0	$102.8	$104.9	$95.5
HD & SD Modern	67.9	56.2	59.6	57.7	50.5
SD Legacy	19.9	22.1	23.9	25.7	26.6
	$180.7	$172.3	$186.3	$188.3	$172.6

Total	$280.4	$272.8	$290.6	$256.4	$269.9

Other
Leased and Managed Rigs	$38.0	$32.7	$36.1	$36.7	$37.2

Valaris Total	$318.4	$305.5	$326.7	$293.1	$307.1

ARO
ARO Total	$111.3	$105.4	$117.7	$124.8	$122.7
Valaris 50% Share (unconsolidated)	55.7	52.7	58.9	62.4	61.4

Adjusted Total (2)	$374.1	$358.2	$385.6	$355.5	$368.5

(1)HD = Heavy Duty; SD = Standard Duty. Heavy duty jackups are well-suited for operations in tropical revolving storm areas.

(2)Adjusted total is Valaris consolidated total plus Valaris 50% share of ARO (unconsolidated).

VALARIS LIMITED AND SUBSIDIARIES
OPERATING STATISTICS
(In millions)

	Three Months Ended
	March 31, 2022	December 31, 2021	September 30, 2021	June 30, 2021	March 31, 2021
ADJUSTED EBITDAR (1)
Active Fleet (1) (2)	$66.5	$79.6	$93.0	$82.1	$88.8
Leased and Managed Rigs (1)	22.6	17.4	22.2	22.9	22.7
	$89.1	$97.0	$115.2	$105.0	$111.5

Stacked Fleet (1) (3)	(10.7)	(11.0)	(12.5)	(17.1)	(17.7)
	$78.4	$86.0	$102.7	$87.9	$93.8

Support costs
General and administrative expense	$18.8	$18.3	$27.2	$19.1	$24.3
Onshore support costs	29.0	28.0	27.1	29.1	32.2
	$47.8	$46.3	$54.3	$48.2	$56.5
Add:
Merger transaction and integration cost included in contract drilling expense	—	0.2	0.9	0.9	1.9

Valaris Total	$30.6	$39.9	$49.3	$40.6	$39.2

ARO
ARO Total	$21.9	$11.4	$17.9	$27.8	$33.4
Valaris 50% Share (unconsolidated)	11.0	5.7	9.0	13.9	16.7

Adjusted Total (4)	$41.6	$45.6	$58.3	$54.5	$55.9

Reactivation costs (5)	$61.5	$37.1	$19.4	$24.0	$11.1

(1)Adjusted EBITDAR is earnings before interest, tax, depreciation, amortization and reactivation costs. Adjusted EBITDAR for active fleet, leased and managed rigs and stacked fleet also excludes onshore support costs and general and administrative expense.
(2)Active fleet represents rigs that are not preservation stacked, including rigs that are in the process of being reactivated.
(3)Stacked fleet represents the combined total of all preservation and stacking costs.
(4)Adjusted total is Valaris consolidated total plus Valaris 50% share of ARO (unconsolidated).
(5)Reactivation costs, all of which are attributed to the active fleet, are excluded from adjusted EBITDAR.

VALARIS LIMITED AND SUBSIDIARIES
OPERATING STATISTICS
(In millions)

	Three Months Ended
	March 31, 2022	December 31, 2021	September 30, 2021	June 30, 2021	March 31, 2021
ADJUSTED EBITDAR (1)
Floaters
Drillships (1)	$27.2	$17.7	$8.9	$(2.5)	$16.1
Semisubmersibles (1)	(15.0)	3.2	8.3	6.5	(1.0)
	$12.2	$20.9	$17.2	$4.0	$15.1

Jackups
HD Ultra-Harsh & Harsh (1)	$21.0	$24.3	$38.7	$42.3	$31.0
HD & SD - Modern (1)	13.7	11.6	15.6	6.7	12.0
SD - Legacy (1)	8.9	11.8	9.0	12.0	13.0
	$43.6	$47.7	$63.3	$61.0	$56.0

Total	$55.8	$68.6	$80.5	$65.0	$71.1

Other
Leased and Managed Rigs (1)	$22.6	$17.4	$22.2	$22.9	$22.7

Total	$78.4	$86.0	$102.7	$87.9	$93.8

Support costs
General and administrative expense	$18.8	$18.3	$27.2	$19.1	$24.3
Onshore support costs	29.0	28.0	27.1	29.1	32.2
	$47.8	$46.3	$54.3	$48.2	$56.5
Add:
Merger transaction and integration cost included in contract drilling expense	—	0.2	0.9	0.9	1.9

Valaris Total	$30.6	$39.9	$49.3	$40.6	$39.2

ARO
ARO Total	$21.9	$11.4	$17.9	$27.8	$33.4
Valaris 50% Share (unconsolidated)	11.0	5.7	9.0	13.9	16.7

Adjusted Total (2)	$41.6	$45.6	$58.3	$54.5	$55.9

(1)Adjusted EBITDAR is earnings before interest, tax, depreciation, amortization and reactivation costs. Adjusted EBITDAR for asset category also excludes onshore support costs and general and administrative expense.
(2)Adjusted total is Valaris consolidated total plus Valaris 50% share of ARO (unconsolidated).

VALARIS LIMITED AND SUBSIDIARIES
OPERATING STATISTICS
(In millions)

	Three Months Ended
	March 31, 2022	December 31, 2021	September 30, 2021	June 30, 2021	March 31, 2021
ADJUSTED EBITDA (1)
Floaters
Drillships (1)	$(21.4)	$(6.6)	$8.6	$(2.5)	$16.1
Semisubmersibles (1)	(27.3)	(6.3)	7.2	6.4	(6.7)
	$(48.7)	$(12.9)	$15.8	$3.9	$9.4

Jackups
HD Ultra-Harsh & Harsh (1)	$20.4	$21.0	$25.1	$22.2	$29.3
HD & SD - Modern (1)	13.7	11.6	11.2	2.9	8.3
SD - Legacy (1)	8.9	11.8	9.0	12.0	13.0
	$43.0	$44.4	$45.3	$37.1	$50.6

Total	$(5.7)	$31.5	$61.1	$41.0	$60.0

Other
Leased and Managed Rigs (1)	$22.6	$17.3	$22.1	$22.9	$22.7

Total	$16.9	$48.8	$83.2	$63.9	$82.7

Support costs
General and administrative expense	$18.8	$18.3	$27.2	$19.1	$24.3
Onshore support costs	29.0	28.0	27.1	29.1	32.2
	$47.8	$46.3	$54.3	$48.2	$56.5
Add:
Merger transaction and integration cost included in contract drilling expense	—	0.2	0.9	0.9	1.9

Valaris Total	$(30.9)	$2.7	$29.8	$16.6	$28.1

ARO
ARO Total	$21.9	$11.4	$17.9	$27.8	$33.4
Valaris 50% Share (unconsolidated)	11.0	5.7	9.0	13.9	16.7

Adjusted Total (2)	$(19.9)	$8.4	$38.8	$30.5	$44.8

(1)Adjusted EBITDA is earnings before interest, tax, depreciation and amortization. Adjusted EBITDA for asset category also excludes onshore support costs and general and administrative expense.
(2)Adjusted total is Valaris consolidated total plus Valaris 50% share of ARO (unconsolidated).

VALARIS LIMITED AND SUBSIDIARIES
OPERATING STATISTICS
(In millions)

	As of
	May 2, 2022	February 21, 2022	October 27, 2021	August 2, 2021	March 31, 2021
CONTRACT BACKLOG (1)
Floaters
Drillships (2)	$1,290.9	$1,280.4	$1,338.6	$1,102.2	$117.6
Semisubmersibles	375.8	384.9	277.9	294.0	171.4
	$1,666.7	$1,665.3	$1,616.5	$1,396.2	$289.0
Jackups
HD Ultra-Harsh & Harsh	218.8	309.7	307.6	364.4	403.8
HD & SD - Modern	225.7	252.1	274.5	299.9	180.6
SD - Legacy	70.7	81.2	85.5	102.9	134.4
	$515.2	$643.0	$667.6	$767.2	$718.8

Total	$2,181.9	$2,308.3	$2,284.1	$2,163.4	$1,007.8

Other (3)
Leased and Managed Rigs	$271.5	$135.6	$33.9	$60.3	$90.8

Valaris Total	$2,453.4	$2,443.9	$2,318.0	$2,223.7	$1,098.6

ARO
Owned Rigs	$993.6	$1,040.9	$757.4	$818.7	$869.5
Leased Rigs	496.9	460.2	88.7	134.5	192.2
ARO Total	$1,490.5	$1,501.1	$846.1	$953.2	$1,061.7

Valaris 50% Share of ARO Owned Rigs	496.8	520.5	378.7	409.4	434.8

Adjusted Total (4)	$2,950.2	$2,964.4	$2,696.7	$2,633.1	$1,533.4
(1)Our contract drilling backlog reflects commitments, represented by signed drilling contracts, and is calculated by multiplying the contracted day rate by the contract period. Contract drilling backlog includes drilling contracts subject to FID and drilling contracts which grant the customer termination rights if FID is not received with respect to projects for which the drilling rig is contracted. The contracted day rate excludes certain types of lump sum fees for rig mobilization, demobilization, contract preparation, as well as customer reimbursables and bonus opportunities.
(2)Approximately $428 million of backlog as of May 2, 2022, is attributable to a contract awarded to drillship VALARIS DS-11 that is expected to commence in mid-2024. In February 2022, the customer decided not to sanction and therefore withdrew from the project. In March 2022, the contract was novated to another customer, which was a partner on the project. No material changes to the contract resulted from the novation, including with respect to the termination provisions in the event the project does not receive FID.
(3)Leased rigs and managed rigs included in Other reporting segment.
(4)Adjusted total is Valaris consolidated total plus Valaris 50% share of ARO owned rigs.

VALARIS LIMITED AND SUBSIDIARIES
OPERATING STATISTICS

	Three Months Ended
	March 31, 2022	December 31, 2021	September 30, 2021	June 30, 2021	March 31, 2021
AVERAGE DAY RATES (1)
Floaters
Drillships	$203,000	$196,000	$189,000	$212,000	$208,000
Semisubmersibles	156,000	171,000	191,000	178,000	164,000
	$197,000	$189,000	$190,000	$197,000	$198,000
Jackups
HD Ultra-Harsh & Harsh	$104,000	$110,000	$124,000	$141,000	$140,000
HD & SD Modern	80,000	76,000	77,000	73,000	70,000
SD Legacy	71,000	73,000	74,000	72,000	70,000
	$89,000	$90,000	$96,000	$99,000	$95,000

Total	$108,000	$111,000	$115,000	$114,000	$116,000

Other
Leased and Managed Rigs	$39,000	$33,000	$31,000	$31,000	$32,000

Valaris Total	$90,000	$89,000	$90,000	$87,000	$89,000

ARO
Owned Rigs	$99,000	$101,000	$99,000	$99,000	$98,000
Leased Rigs (2)	93,000	94,000	92,000	93,000	89,000
ARO Total	$96,000	$97,000	$95,000	$96,000	$93,000

(1)Average day rates are derived by dividing contract drilling revenues, adjusted to exclude certain types of non-recurring reimbursable revenues, lump-sum revenues, revenues earned during suspension periods and revenues attributable to amortization of drilling contract intangibles, by the aggregate number of contract days, adjusted to exclude contract days associated with certain suspension periods, mobilizations, and demobilizations.

(2)All ARO leased rigs are leased from Valaris and also included in Valaris leased and managed rigs average day rates.

VALARIS LIMITED AND SUBSIDIARIES
OPERATING STATISTICS

	Three Months Ended
	March 31, 2022	December 31, 2021	September 30, 2021	June 30, 2021	March 31, 2021
UTILIZATION - TOTAL FLEET (1)
Floaters
Drillships	30%	27%	24%	18%	33%
Semisubmersibles	11%	30%	39%	30%	20%
	25%	28%	28%	22%	29%
Jackups
HD Ultra-Harsh & Harsh	78%	73%	72%	58%	50%
HD & SD Modern	51%	42%	43%	43%	40%
SD Legacy	75%	66%	74%	93%	100%
	63%	55%	57%	54%	50%

Total	49%	46%	47%	44%	44%

Other
Leased and Managed Rigs	100%	100%	100%	100%	100%

Valaris Total	57%	54%	56%	54%	54%

Pro Forma Jackups (2)	68%	62%	62%	63%	60%

ARO
Owned Rigs	91%	80%	85%	96%	97%
Leased Rigs (3)	91%	89%	86%	83%	85%
ARO Total	91%	84%	86%	89%	90%

(1)Rig utilization is derived by dividing the number of operating days by the number of available days in the period for the total fleet.

(2)Includes all Valaris jackups including those leased to ARO Drilling.

(3)All ARO leased rigs are leased from Valaris and also included in Valaris leased and managed rigs utilization.

VALARIS LIMITED AND SUBSIDIARIES
OPERATING STATISTICS

	Three Months Ended
	March 31, 2022	December 31, 2021	September 30, 2021	June 30, 2021	March 31, 2021
UTILIZATION - ACTIVE FLEET (1) (2)
Floaters
Drillships	56%	57%	79%	51%	91%
Semisubmersibles	19%	51%	64%	50%	33%
	45%	55%	73%	51%	66%
Jackups
HD Ultra-Harsh & Harsh	85%	80%	84%	82%	92%
HD & SD Modern	83%	76%	75%	74%	84%
SD Legacy	100%	84%	87%	93%	100%
	86%	79%	80%	80%	90%

Total	74%	72%	79%	74%	84%

Other
Leased and Managed Rigs	100%	100%	100%	100%	100%

Valaris Total	80%	78%	84%	81%	89%

Pro Forma Jackups (3)	87%	81%	82%	86%	93%

ARO
Owned Rigs	91%	80%	85%	96%	97%
Leased Rigs (4)	91%	89%	86%	83%	85%
ARO Total	91%	84%	86%	89%	90%

(1)Rig utilization is derived by dividing the number of operating days by the number of available days in the period for the active fleet.

(2)Active fleet represents rigs that are not preservation stacked, including rigs that are in the process of being reactivated.

(3)Includes all Valaris jackups including those leased to ARO Drilling.

(4)All ARO leased rigs are leased from Valaris and also included in Valaris leased and managed rigs utilization.

VALARIS LIMITED AND SUBSIDIARIES
OPERATING STATISTICS

	Three Months Ended
	March 31, 2022	December 31, 2021	September 30, 2021	June 30, 2021	March 31, 2021
REVENUE EFFICIENCY (1)
Floaters
Drillships	98.3%	91.5%	97.6%	100.0%	95.7%
Semisubmersibles	100.0%	97.7%	96.7%	100.0%	100.0%
	98.5%	93.0%	97.3%	100.0%	98.2%
Jackups
HD Ultra-Harsh & Harsh	98.9%	99.1%	99.5%	100.0%	95.1%
HD & SD Modern	99.8%	97.9%	100.0%	99.8%	99.7%
SD Legacy	100.0%	100.0%	99.0%	96.9%	100.0%
	99.4%	98.8%	99.6%	99.0%	99.3%

Valaris Total	99.1%	96.6%	98.8%	99.3%	98.9%

ARO
Owned Rigs	96.8%	96.3%	98.1%	94.0%	99.7%
Leased Rigs	95.5%	91.3%	96.9%	92.6%	96.0%
ARO Total	96.2%	93.7%	97.4%	93.3%	97.9%

(1)Revenue efficiency is day rate revenue earned as a percentage of maximum potential day rate revenue.

VALARIS LIMITED AND SUBSIDIARIES
OPERATING STATISTICS

	As of
NUMBER OF RIGS	March 31, 2022	December 31, 2021	September 30, 2021	June 30, 2021	March 31, 2021
Active Fleet (1)
Floaters
Drillships	7	7	4	4	4
Semisubmersibles	3	3	3	3	3
	10	10	7	7	7
Jackups
HD Ultra-Harsh & Harsh	10	10	10	10	9
HD & SD Modern	10	11	11	11	11
SD Legacy	3	3	3	4	4
	23	24	24	25	24

Total Active Fleet	33	34	31	32	31

Stacked Fleet
Floaters
Drillships (2)	4	4	7	7	7
Semisubmersibles	2	2	2	2	2
	6	6	9	9	9
Jackups
HD Ultra-Harsh & Harsh	1	1	1	2	4
HD & SD Modern	7	7	7	8	8
SD Legacy	—	1	1	—	—
	8	9	9	10	12

Total Stacked Fleet	14	15	18	19	21

Leased Rigs (3)
Jackups
HD Ultra-Harsh & Harsh	1	1	1	1	1
HD & SD Modern	6	5	5	5	5
SD Legacy	1	1	2	3	3
Total Leased Rigs	8	7	8	9	9

Valaris Total	55	56	57	60	61

Managed Rigs (3)	2	2	2	2	2

ARO (4)
Owned Rigs	7	7	7	7	7
Leased Rigs	8	7	8	9	9
ARO Total	15	14	15	16	16
(1)Active fleet represents rigs that are not preservation stacked, including rigs that are in the process of being reactivated.
(2)Excludes VALARIS DS-13 and VALARIS DS-14, which Valaris has the option to purchase through year-end 2023. Prior periods have been revised to conform with the current treatment.
(3)Leased rigs and managed rigs included in Other reporting segment.
(4)Valaris has a 50% ownership interest in ARO. Rig count for ARO owned rigs excludes two newbuild rigs. The first two rigs are expected to be delivered in the first half 2023. All ARO leased rigs are leased from Valaris and also included in Valaris leased rig count.

VALARIS LIMITED AND SUBSIDIARIES
OPERATING STATISTICS

	Three Months Ended
	March 31, 2022	December 31, 2021	September 30, 2021	June 30, 2021	March 31, 2021
AVAILABLE DAYS - TOTAL FLEET (1)
Floaters
Drillships	1,170	1,196	1,196	1,001	990
Semisubmersibles	450	460	460	455	450
	1,620	1,656	1,656	1,456	1,440
Jackups
HD Ultra-Harsh & Harsh	990	1,012	1,074	1,153	1,170
HD & SD Modern	1,599	1,668	1,748	1,729	1,710
SD Legacy	360	420	398	364	360
	2,949	3,100	3,220	3,246	3,240

Total	4,569	4,756	4,876	4,702	4,680

Other
Leased and Managed Rigs	831	828	982	1,001	990

Valaris Total	5,400	5,584	5,858	5,703	5,670

ARO
Owned Rigs	630	644	644	637	630
Leased Rigs (2)	646	644	798	819	810
ARO Total	1,276	1,288	1,442	1,456	1,440

(1)Represents the maximum number of days available in the period for the total fleet, calculated by multiplying the number of rigs in each asset category by the number of days in the period, irrespective of asset status.

(2)All ARO leased rigs are leased from Valaris and also included in Valaris leased and managed rigs available days.

VALARIS LIMITED AND SUBSIDIARIES
OPERATING STATISTICS

	Three Months Ended
	March 31, 2022	December 31, 2021	September 30, 2021	June 30, 2021	March 31, 2021
AVAILABLE DAYS - ACTIVE FLEET (1) (2)
Floaters
Drillships	630	567	368	364	360
Semisubmersibles	270	276	276	273	270
	900	843	644	637	630
Jackups
HD Ultra-Harsh & Harsh	900	920	920	819	630
HD & SD Modern	969	932	1,012	1,001	810
SD Legacy	270	328	337	364	360
	2,139	2,180	2,269	2,184	1,800

Total	3,039	3,023	2,913	2,821	2,430

Other
Leased and Managed Rigs	831	828	982	1,001	990

Valaris Total	3,870	3,851	3,895	3,822	3,420

ARO
Owned Rigs	630	644	644	637	630
Leased Rigs (2)	646	644	798	819	810
ARO Total	1,276	1,288	1,442	1,456	1,440

(1)Represents the maximum number of days available in the period for the active fleet, calculated by multiplying the number of rigs in each asset category by the number of days in the period, for active rigs only. Active rigs are defined as rigs that are not preservation stacked.

(2)Active fleet represents rigs that are not preservation stacked, including rigs that are in the process of being reactivated.

(3)All ARO leased rigs are leased from Valaris and also included in Valaris leased and managed rigs available days.

VALARIS LIMITED AND SUBSIDIARIES
OPERATING STATISTICS

	Three Months Ended
	March 31, 2022	December 31, 2021	September 30, 2021	June 30, 2021	March 31, 2021
OPERATING DAYS (1)
Floaters
Drillships	353	322	290	185	329
Semisubmersibles	52	140	177	137	90
	405	462	467	322	419
Jackups
HD Ultra-Harsh & Harsh	769	734	770	674	582
HD & SD Modern	809	706	759	742	683
SD Legacy	270	276	294	339	360
	1,848	1,716	1,823	1,755	1,625

Total	2,253	2,178	2,290	2,077	2,044

Other
Leased and Managed Rigs	831	828	982	1,001	990

Valaris Total	3,084	3,006	3,272	3,078	3,034

ARO
Owned Rigs	572	513	549	609	609
Leased Rigs (2)	588	570	687	684	687
ARO Total	1,160	1,083	1,236	1,293	1,296

(1)Represents the total number of days under contract in the period. Days under contract equals the total number of days that rigs have earned and recognized day rate revenue, including days associated with early contract terminations, compensated downtime and mobilizations. When revenue is deferred and amortized over a future period, for example when we receive fees while mobilizing to commence a new contract or while being upgraded in a shipyard, the related days are excluded from days under contract.

(2)All ARO leased rigs are leased from Valaris and also included in Valaris leased and managed rigs operating days.

VALARIS LIMITED AND SUBSIDIARIES
OPERATING STATISTICS
($ in millions, except average day rate)

	Three Months Ended
	March 31, 2022	December 31, 2021	September 30, 2021	June 30, 2021	March 31, 2021
DRILLSHIPS

Adjusted revenues (1)	$73.1	$63.3	$55.7	$39.6	$71.3
Adjusted operating expense (2)	94.0	69.2	46.8	41.6	52.8

Rig operating margin	(20.9)	(5.9)	8.9	(2.0)	18.5
Rig operating margin %	(29)%	(9)%	16%	(5)%	26%

Other operating expenses
Depreciation	11.3	10.8	10.5	21.4	43.0
Loss on impairment	—	—	—	—	—
	$11.3	$10.8	$10.5	$21.4	$43.0

Other operating income (expense) (3)	(11.6)	(11.4)	(9.3)	(9.9)	(8.6)

Operating loss	$(43.8)	$(28.1)	$(10.9)	$(33.3)	$(33.1)

Adjusted EBITDA (4)	$(21.4)	$(6.6)	$8.6	$(2.5)	$16.1
Reactivation costs (5)	48.6	24.3	0.3	—	—
Adjusted EBITDAR	$27.2	$17.7	$8.9	$(2.5)	$16.1

Preservation and stacking costs (5)	$7.5	$7.6	$8.3	$8.9	$11.3

Number of Rigs (at quarter end)
Total Fleet	11	11	11	11	11
Active Fleet	7	7	4	4	4

Operating Days	353	322	290	185	329
Utilization - Active Fleet	56%	57%	79%	51%	91%
Average Day Rate	$203,000	$196,000	$189,000	$212,000	$208,000

(1)Revenues exclusive of amortization and reimbursable items. In the three months ended March 31, 2022, we adjusted reimbursable revenues to exclude recurring reimbursable revenues. Prior periods were adjusted to conform with the current period presentation.
(2)Operating expense exclusive of depreciation, amortization, reimbursable items, bad debt expense and onshore support costs.
(3)Other operating income (expense) includes reimbursable revenue and expense, amortized revenue and expense, bad debt expense and other miscellaneous items.
(4)Adjusted EBITDA for asset category excludes onshore support costs and general and administrative expense.
(5)Included in rig operating expense.

VALARIS LIMITED AND SUBSIDIARIES
OPERATING STATISTICS
($ in millions, except average day rate)

	Three Months Ended
	March 31, 2022	December 31, 2021	September 30, 2021	June 30, 2021	March 31, 2021
SEMISUBMERSIBLES

Adjusted revenues (1)	$8.1	$24.0	$33.8	$24.5	$14.9
Adjusted operating expense (2)	34.5	28.2	25.9	17.4	20.9

Rig operating margin	(26.4)	(4.2)	7.9	7.1	(6.0)
Rig operating margin %	(326)%	(18)%	23%	29%	(40)%

Other operating expenses
Depreciation	0.8	0.8	0.8	2.2	12.9
Loss on impairment	—	—	—	—	756.5
	$0.8	$0.8	$0.8	$2.2	$769.4

Other operating income (expense) (3)	(4.8)	(5.8)	(6.7)	(6.6)	(6.1)

Operating income (loss)	$(32.0)	$(10.8)	$0.4	$(1.7)	$(781.5)

Adjusted EBITDA (4)	$(27.3)	$(6.3)	$7.2	$6.4	$(6.7)
Reactivation costs (5)	12.3	9.5	1.1	0.1	5.7
Adjusted EBITDAR	$(15.0)	$3.2	$8.3	$6.5	$(1.0)

Preservation and stacking costs (5)	$1.2	$1.0	$1.4	$1.4	$1.6

Number of Rigs (at quarter end)
Total Fleet	5	5	5	5	5
Active Fleet	3	3	3	3	3

Operating Days	52	140	177	137	90
Utilization - Active Fleet	19%	51%	64%	50%	33%
Average Day Rate	$156,000	$171,000	$191,000	$178,000	$164,000

(1)Revenues exclusive of amortization and reimbursable items. In the three months ended March 31, 2022, we adjusted reimbursable revenues to exclude recurring reimbursable revenues. Prior periods were adjusted to conform with the current period presentation.
(2)Operating expense exclusive of depreciation, amortization, reimbursable items, bad debt expense and onshore support costs.
(3)Other operating income (expense) includes reimbursable revenue and expense, amortized revenue and expense, bad debt expense and other miscellaneous items.
(4)Adjusted EBITDA for asset category excludes onshore support costs and general and administrative expense.
(5)Included in rig operating expense.

VALARIS LIMITED AND SUBSIDIARIES
OPERATING STATISTICS
($ in millions, except average day rate)

	Three Months Ended
	March 31, 2022	December 31, 2021	September 30, 2021	June 30, 2021	March 31, 2021
HD ULTRA-HARSH & HARSH JACKUPS

Adjusted revenues (1)	$81.1	$83.7	$95.8	$95.0	$86.4
Adjusted operating expense (2)	58.1	61.4	68.8	71.3	55.2

Rig operating margin	23.0	22.3	27.0	23.7	31.2
Rig operating margin %	28%	27%	28%	25%	36%

Other operating expenses
Depreciation	5.5	7.9	8.0	13.7	26.9
Loss on impairment	—	—	—	—	—
	$5.5	$7.9	$8.0	$13.7	$26.9

Other operating income (expense) (3)	(4.4)	(5.4)	(7.1)	(6.1)	(6.0)

Operating income (loss)	$13.1	$9.0	$11.9	$3.9	$(1.7)

Adjusted EBITDA (4)	$20.4	$21.0	$25.1	$22.2	$29.3
Reactivation costs (5)	0.6	3.3	13.6	20.1	1.7
Adjusted EBITDAR	$21.0	$24.3	$38.7	$42.3	$31.0

Preservation and stacking costs (5)	$0.1	$0.1	$0.1	$1.3	$2.8

Number of Rigs (at quarter end)
Total Fleet	11	11	11	12	13
Active Fleet	10	10	10	10	9

Operating Days	769	734	770	674	582
Utilization - Active Fleet	85%	80%	84%	82%	92%
Average Day Rate	$104,000	$110,000	$124,000	$141,000	$140,000

(1)Revenues exclusive of amortization and reimbursable items. In the three months ended March 31, 2022, we adjusted reimbursable revenues to exclude recurring reimbursable revenues. Prior periods were adjusted to conform with the current period presentation.
(2)Operating expense exclusive of depreciation, amortization, reimbursable items, bad debt expense and onshore support costs.
(3)Other operating income (expense) includes reimbursable revenue and expense, amortized revenue and expense, bad debt expense and other miscellaneous items.
(4)Adjusted EBITDA for asset category excludes onshore support costs and general and administrative expense.
(5)Included in rig operating expense.

VALARIS LIMITED AND SUBSIDIARIES
OPERATING STATISTICS
($ in millions, except average day rate)

	Three Months Ended
	March 31, 2022	December 31, 2021	September 30, 2021	June 30, 2021	March 31, 2021
HD & SD MODERN JACKUPS

Adjusted revenues (1)	$65.5	$54.2	$58.1	$54.2	$48.4
Adjusted operating expense (2)	47.6	40.6	44.9	49.2	38.8

Rig operating margin	17.9	13.6	13.2	5.0	9.6
Rig operating margin %	27%	25%	23%	9%	20%

Other operating expenses
Depreciation	2.5	3.2	3.0	9.6	22.4
Loss on impairment	—	—	—	—	—
	$2.5	$3.2	$3.0	$9.6	$22.4

Other operating income (expense) (3)	(13.7)	(8.3)	(8.5)	(6.9)	(8.9)

Operating income (loss)	$1.7	$2.1	$1.7	$(11.5)	$(21.7)

Adjusted EBITDA (4)	$13.7	$11.6	$11.2	$2.9	$8.3
Reactivation costs (5)	—	—	4.4	3.8	3.7
Adjusted EBITDAR	$13.7	$11.6	$15.6	$6.7	$12.0

Preservation and stacking costs (5)	$1.8	$2.0	$0.5	$5.5	$2.0

Number of Rigs (at quarter end)
Total Fleet	17	18	18	19	19
Active Fleet	10	11	11	11	11

Operating Days	809	706	759	742	683
Utilization - Active Fleet	83%	76%	75%	74%	84%
Average Day Rate	$80,000	$76,000	$77,000	$73,000	$70,000

(1)Revenues exclusive of amortization and reimbursable items. In the three months ended March 31, 2022, we adjusted reimbursable revenues to exclude recurring reimbursable revenues. Prior periods were adjusted to conform with the current period presentation.
(2)Operating expense exclusive of depreciation, amortization, reimbursable items, bad debt expense and onshore support costs.
(3)Other operating income (expense) includes reimbursable revenue and expense, amortized revenue and expense, bad debt expense and other miscellaneous items.
(4)Adjusted EBITDA for asset category excludes onshore support costs and general and administrative expense.
(5)Included in rig operating expense.

VALARIS LIMITED AND SUBSIDIARIES
OPERATING STATISTICS
($ in millions, except average day rate)

	Three Months Ended
	March 31, 2022	December 31, 2021	September 30, 2021	June 30, 2021	March 31, 2021
SD LEGACY JACKUPS

Adjusted revenues (1)	$19.2	$20.3	$23.4	$24.4	$25.5
Adjusted operating expense (2)	9.9	8.4	14.2	11.8	12.1

Rig operating margin	9.3	11.9	9.2	12.6	13.4
Rig operating margin %	48%	59%	39%	52%	53%

Other operating expenses
Depreciation	1.0	1.0	0.9	1.6	2.8
Loss on impairment	—	—	—	—	—
	$1.0	$1.0	$0.9	$1.6	$2.8

Other operating income (expense) (3)	(1.8)	(1.7)	(2.2)	(3.0)	(2.8)

Operating income	$6.5	$9.2	$6.1	$8.0	$7.8

Adjusted EBITDA (4)	$8.9	$11.8	$9.0	$12.0	$13.0
Reactivation costs (5)	—	—	—	—	—
Adjusted EBITDAR	$8.9	$11.8	$9.0	$12.0	$13.0

Preservation and stacking costs (5)	$—	$0.3	$2.3	$—	$—

Number of Rigs (at quarter end)
Total Fleet	3	4	4	4	4
Active Fleet	3	3	3	4	4

Operating Days	270	276	294	339	360
Utilization - Active Fleet	100%	84%	87%	93%	100%
Average Day Rate	$71,000	$73,000	$74,000	$72,000	$70,000

(1)Revenues exclusive of amortization and reimbursable items. In the three months ended March 31, 2022, we adjusted reimbursable revenues to exclude recurring reimbursable revenues. Prior periods were adjusted to conform with the current period presentation.
(2)Operating expense exclusive of depreciation, amortization, reimbursable items, bad debt expense and onshore support costs.
(3)Other operating income (expense) includes reimbursable revenue and expense, amortized revenue and expense, bad debt expense and other miscellaneous items.
(4)Adjusted EBITDA for asset category excludes onshore support costs and general and administrative expense.
(5)Included in rig operating expense.

ARO DRILLING
CONDENSED BALANCE SHEET INFORMATION
(In millions)

	As of
	March 31, 2022	December 31, 2021	September 30, 2021	June 30, 2021	March 31, 2021
Cash	$240.2	$270.8	$309.0	$318.2	$275.4
Other current assets	179.5	135.0	98.0	81.7	89.2
Non-current assets	775.8	775.8	776.1	782.8	789.0
Total assets	$1,195.5	$1,181.6	$1,183.1	$1,182.7	$1,153.6

Current liabilities	$92.9	$79.9	$77.1	$74.9	$52.3
Non-current liabilities	957.9	956.7	951.0	950.3	952.1
Total liabilities	$1,050.8	$1,036.6	$1,028.1	$1,025.2	$1,004.4

Shareholders' equity	$144.7	$145.0	$155.0	$157.5	$149.2

Total liabilities and shareholders' equity	$1,195.5	$1,181.6	$1,183.1	$1,182.7	$1,153.6

ARO DRILLING
CONDENSED INCOME STATEMENT INFORMATION
(In millions)

	Three Months Ended
	March 31, 2022	December 31, 2021	September 30, 2021	June 30, 2021	March 31, 2021
Revenues	$111.3	$105.4	$117.7	$124.8	$122.7
Operating expenses
Contract drilling (exclusive of depreciation)	84.2	88.9	94.4	92.7	86.3
Depreciation	16.5	17.7	16.8	14.6	16.1
General and administrative	5.2	5.1	5.4	4.3	3.0
Operating income (loss)	$5.4	$(6.3)	$1.1	$13.2	$17.3
Other expense, net	3.3	2.4	3.4	3.1	4.5
Provision for income taxes	0.7	1.3	0.2	1.9	4.5
Net income (loss)	$1.4	$(10.0)	$(2.5)	$8.2	$8.3

EBITDA	$21.9	$11.4	$17.9	$27.8	$33.4

ARO Drilling condensed balance sheet and income statement information presented above represents 100% of ARO. Valaris has a 50% ownership interest in ARO.

Non-GAAP Financial Measures
To supplement Valaris’ condensed consolidated financial statements presented on a GAAP basis, this press release provides investors with Adjusted EBITDA and Adjusted EBITDAR, which are non-GAAP measures.

Valaris defines "Adjusted EBITDA" as net loss from continuing operations before income tax expense, interest expense, reorganization items, net, other (income) expense, depreciation expense, amortization, net, loss on impairment, equity in earnings of ARO, merger transaction and integration costs and lease modification adjustment. Adjusted EBITDA is a non-GAAP measure that our management uses to facilitate period-to-period comparisons of our core operating performance and to evaluate our long-term financial performance against that of our peers. We believe that this measure is useful to investors and analysts in allowing for greater transparency of our core operating performance and makes it easier to compare our results with those of other companies within our industry. Adjusted EBITDA should not be considered (a) in isolation of, or as a substitute for, net income (loss), (b) as an indication of cash flows from operating activities, or (c) as a measure of liquidity. Adjusted EBITDA may not be comparable to other similarly titled measures reported by other companies.

Valaris defines "Adjusted EBITDAR" as Adjusted EBITDA before reactivation costs. Adjusted EBITDAR is a non-GAAP measure that our management uses to assess the performance of our fleet excluding one-time rig reactivation costs. We believe that this measure is useful to investors and analysts in allowing for greater transparency of our core operating performance. Adjusted EBITDAR should not be considered (a) in isolation of, or as a substitute for, net income (loss), (b) as an indication of cash flows from operating activities, or (c) as a measure of liquidity. Adjusted EBITDAR may not be comparable to other similarly titled measures reported by other companies.

Valaris defines ARO "EBITDA" as net income before income tax expense, other expense, net and depreciation expense. EBITDA is a non-GAAP measure that our management uses to facilitate period-to-period comparisons of ARO's core operating performance and to evaluate ARO's long-term financial performance against that of ARO's peers. We believe that this measure is useful to investors and analysts in allowing for greater transparency of ARO's core operating performance and makes it easier to compare ARO's results with those of other companies within ARO's industry. EBITDA should not be considered (a) in isolation of, or as a substitute for, net income (loss), (b) as an indication of cash flows from operating activities, or (c) as a measure of liquidity. EBITDA may not be comparable to other similarly titled measures reported by other companies.

The Company is not able to provide a reconciliation of the Company's forward-looking Adjusted EBITDA, as discussed on its first quarter 2022 earnings conference call, to the most directly comparable GAAP measure without unreasonable effort because of the inherent difficulty in forecasting and quantifying certain amounts necessary for such a reconciliation, including forward-looking tax expense and other income (expense).

Non-GAAP financial measures should be considered as a supplement to, and not as a substitute for, or superior to, financial measures prepared in accordance with GAAP.

Reconciliation of Net Income (Loss) to Adjusted EBITDA
A reconciliation of net income (loss) as reported to Adjusted EBITDA is included in the tables below (in millions):

	Three Months Ended
	March 31, 2022	December 31, 2021

VALARIS
Net income (loss)	$(39.8)	$27.7
Add (subtract):
Income tax benefit	(0.7)	(31.0)
Interest expense	11.5	11.7
Reorganization items	1.0	4.9
Other income	(21.9)	(38.0)
Operating loss	(49.9)	(24.7)
Add (subtract):
Depreciation expense	22.5	25.1
Amortization, net (1)	1.6	(0.5)
Merger transaction and integration costs	(0.8)	1.3
Equity in (earnings) losses of ARO	(4.3)	1.3
Adjusted EBITDA	$(30.9)	$2.5
(1)Amortization, net, includes amortization during the indicated period for deferred mobilization revenues and costs, deferred capital upgrade revenues, deferred certification costs, intangible amortization and other amortization.

	Three Months Ended
	March 31, 2022	December 31, 2021	September 30, 2021	June 30, 2021	March 31, 2021

ARO
Net (loss) income	$1.4	$(10.0)	$(2.5)	$8.2	$8.3
Add:
Income tax expense	0.7	1.3	0.2	1.9	4.5
Other expense, net	3.3	2.4	3.4	3.1	4.5
Operating (loss) income	$5.4	$(6.3)	$1.1	$13.2	$17.3

Add:
Depreciation expense	16.5	17.7	16.8	14.6	16.1
EBITDA	$21.9	$11.4	$17.9	$27.8	$33.4

Reconciliation of Net Income (Loss) to Adjusted EBITDA and Adjusted EBITDAR

(In millions)
	Three Months Ended March 31, 2022	Three Months Ended December 31, 2021
FLOATERS
Net loss	$(60.0)	$(25.4)
Add (subtract):
Other (income) expense	(0.1)	0.4
Operating loss	$(60.1)	$(25.0)
Add (subtract):
Depreciation and amortization, net	11.4	11.2
Other costs	—	0.9
Adjusted EBITDA	$(48.7)	$(12.9)
Add (subtract):
Reactivation costs	60.9	33.8
Adjusted EBITDAR	$12.2	$20.9

JACKUPS
Net income	$34.7	$52.8
Add (subtract):
Other income	(2.3)	(20.6)
Operating income	$32.4	$32.2
Add (subtract):
Depreciation and amortization, net	10.6	11.9
Other costs	—	0.3
Adjusted EBITDA	$43.0	$44.4
Add (subtract):
Reactivation costs	0.6	3.3
Adjusted EBITDAR	$43.6	$47.7

OTHER
Net income	$21.6	$16.2
Add (subtract):
Operating income	$21.6	$16.2
Add (subtract):
Depreciation and amortization, net	1.0	1.1
Adjusted EBITDA	$22.6	$17.3
Add (subtract):
Reactivation costs	—	0.1
Adjusted EBITDAR	$22.6	$17.4

Reconciliation of Operating Income (Loss) to Adjusted EBITDAR

(In millions)	Successor				Predecessor	Combined (Non-GAAP)	Predecessor
	Three Months Ended March 31, 2022	Three Months Ended December 31, 2021	Three Months Ended September 30, 2021	Two Months Ended June 30, 2021	One Month Ended April 30, 2021	Three Months Ended June 30, 2021	Three Months Ended March 31, 2021
ACTIVE FLEET (1)
Operating income (loss)	$(40.0)	$(3.1)	$27.2	$20.2	$(20.7)	$(0.5)	$(434.1)
Add (subtract):
Reactivation costs	61.5	37.1	19.4	17.3	6.7	24.0	11.1
Depreciation and amortization, net	18.9	19.0	20.7	11.9	19.0	30.9	62.0
Loss on impairment	—	—	—	—	—	—	419.2
Support and other costs	26.1	26.6	25.7	17.9	9.8	27.7	30.6
Adjusted EBITDAR (2)	$66.5	$79.6	$93.0	$67.3	$14.8	$82.1	$88.8

LEASED AND MANAGED RIGS
Operating income	$19.4	$13.9	$18.5	$13.0	$2.6	$15.6	$7.6
Add (subtract):
Depreciation and amortization, net	1.2	1.2	1.2	0.9	3.9	4.8	12.3
Support and other costs	2.0	2.3	2.5	1.7	0.8	2.5	2.8
Adjusted EBITDAR (2)	$22.6	$17.4	$22.2	$15.6	$7.3	$22.9	$22.7

STACKED FLEET
Operating loss	$(14.6)	$(15.2)	$(17.6)	$(15.3)	$(18.8)	$(34.1)	$(396.1)
Add (subtract):
Depreciation and amortization, net	3.4	3.9	5.1	3.3	13.7	17.0	41.1
Loss on impairment	—	—	—	—	—	—	337.3
Support and other costs	0.5	0.4	—	—	—	—	—
Adjusted EBITDAR (2)	$(10.7)	$(10.9)	$(12.5)	$(12.0)	$(5.1)	$(17.1)	$(17.7)

VALARIS TOTAL
Operating income (loss)	$(35.2)	$(4.4)	$28.1	$17.9	$(36.9)	$(19.0)	$(822.6)
Add (subtract):
Reactivation costs	61.5	37.1	19.4	17.3	6.7	24.0	11.1
Depreciation and amortization, net	23.5	24.0	27.0	16.1	36.6	52.7	115.4
Loss on impairment	—	—	—	—	—	—	756.5
Support and other costs	28.6	29.3	28.2	19.6	10.6	30.2	33.4
Adjusted EBITDAR (2)	$78.4	$86.0	$102.7	$70.9	$17.0	$87.9	$93.8
(1)Active fleet represents rigs that are not preservation stacked, including rigs that are in the process of being reactivated.
(2)Adjusted EBITDAR for active fleet, leased and managed rigs and stacked fleet excludes onshore support costs and general and administrative expense.

Reconciliation of Operating Revenues to Adjusted Revenues, Operating Expenses to Adjusted Operating Expenses and Operating Income (Loss) to Adjusted EBITDA

(In millions)	Successor				Predecessor	Combined (Non-GAAP)	Predecessor
	Three Months Ended March 31, 2022	Three Months Ended December 31, 2021	Three Months Ended September 30, 2021	Two Months Ended June 30, 2021	One Month Ended April 30, 2021	Three Months Ended June 30, 2021	Three Months Ended March 31, 2021
DRILLSHIPS
Operating revenues	$85.4	$73.5	$67.5	$28.9	$13.7	$42.6	$81.0
Add (subtract):
Reimbursable revenues (1)	(6.9)	(5.2)	(6.0)	(1.9)	(0.6)	(2.5)	(2.5)
Amortized revenues	(5.4)	(5.0)	(5.8)	—	(0.5)	(0.5)	(7.2)
Adjusted revenues	$73.1	$63.3	$55.7	$27.0	$12.6	$39.6	$71.3

Operating expenses	$129.3	$101.6	$78.4	$39.9	$36.0	$75.9	$114.1
Add (subtract):
Depreciation and amortization	(15.8)	(15.7)	(17.0)	(7.2)	(15.3)	(22.5)	(46.6)
Reimbursable expenses	(7.7)	(5.8)	(6.5)	(2.2)	(1.0)	(3.2)	(5.0)
Support and other costs	(11.8)	(10.9)	(8.1)	(5.5)	(3.1)	(8.6)	(9.7)
Adjusted operating expenses	$94.0	$69.2	$46.8	$25.0	$16.6	$41.6	$52.8

Operating loss	$(43.8)	$(28.1)	$(10.9)	$(11.0)	$(22.7)	$(33.3)	$(33.1)
Add (subtract):
Depreciation and amortization, net	10.4	10.7	11.2	7.2	14.8	22.0	39.4
Support and other costs	12.0	10.8	8.3	5.7	3.1	8.8	9.8
Adjusted EBITDA (2)	$(21.4)	$(6.6)	$8.6	$1.9	$(4.8)	$(2.5)	$16.1

(1)In the three months ended March 31, 2022, we adjusted reimbursable revenues to exclude recurring reimbursable revenues. Prior periods were adjusted to conform with the current period presentation.
(2)Adjusted EBITDA for asset category excludes onshore support costs and general and administrative expense.

Reconciliation of Operating Revenues to Adjusted Revenues, Operating Expenses to Adjusted Operating Expenses and Operating Income (Loss) to Adjusted EBITDA

(In millions)	Successor				Predecessor	Combined (Non-GAAP)	Predecessor
	Three Months Ended March 31, 2022	Three Months Ended December 31, 2021	Three Months Ended September 30, 2021	Two Months Ended June 30, 2021	One Month Ended April 30, 2021	Three Months Ended June 30, 2021	Three Months Ended March 31, 2021
SEMISUBMERSIBLES
Operating revenues	$14.3	$27.0	$36.8	$20.9	$4.7	$25.6	$16.3
Add (subtract):
Reimbursable revenues (1)	(6.2)	(2.3)	(2.0)	(1.1)	—	(1.1)	(1.4)
Amortized revenues	—	(0.7)	(1.0)	—	—	—	—
Adjusted revenues	$8.1	$24.0	$33.8	$19.8	$4.7	$24.5	$14.9

Operating expenses	$46.3	$37.9	$36.5	$21.5	$5.8	$27.3	$797.8
Add (subtract):
Depreciation and amortization	(1.0)	(1.2)	(3.4)	(1.9)	(1.6)	(3.5)	(13.0)
Loss on impairment	—	—	—	—	—	—	(756.5)
Reimbursable expenses	(7.3)	(4.9)	(2.8)	(1.5)	(0.2)	(1.7)	(2.1)
Support and other costs	(3.5)	(3.6)	(4.4)	(3.0)	(1.7)	(4.7)	(5.3)
Adjusted operating expenses	$34.5	$28.2	$25.9	$15.1	$2.3	$17.4	$20.9

Operating income (loss)	$(32.0)	$(10.8)	$0.4	$(0.6)	$(1.1)	$(1.7)	$(781.5)
Add (subtract):
Depreciation and amortization, net	1.0	0.5	2.4	1.9	1.6	3.5	13.0
Loss on impairment	—	—	—	—	—	—	756.5
Support and other costs	3.7	4.0	4.4	2.9	1.7	4.6	5.3
Adjusted EBITDA (2)	$(27.3)	$(6.3)	$7.2	$4.2	$2.2	$6.4	$(6.7)

(1)In the three months ended March 31, 2022, we adjusted reimbursable revenues to exclude recurring reimbursable revenues. Prior periods were adjusted to conform with the current period presentation.
(2)Adjusted EBITDA for asset category excludes onshore support costs and general and administrative expense.

Reconciliation of Operating Revenues to Adjusted Revenues, Operating Expenses to Adjusted Operating Expenses and Operating Income (Loss) to Adjusted EBITDA

(In millions)	Successor				Predecessor	Combined (Non-GAAP)	Predecessor
	Three Months Ended March 31, 2022	Three Months Ended December 31, 2021	Three Months Ended September 30, 2021	Two Months Ended June 30, 2021	One Month Ended April 30, 2021	Three Months Ended June 30, 2021	Three Months Ended March 31, 2021
HD ULTRA-HARSH & HARSH JACKUPS
Operating revenues	$92.9	$94.0	$102.8	$70.9	$34.0	$104.9	$95.5
Add (subtract):
Reimbursable revenues (1)	(6.6)	(8.6)	(6.6)	(5.9)	(2.7)	(8.6)	(5.7)
Amortized revenues	(5.2)	(1.7)	(0.4)	(0.2)	(1.1)	(1.3)	(3.4)
Adjusted revenues	$81.1	$83.7	$95.8	$64.8	$30.2	$95.0	$86.4

Operating expenses	$79.9	$85.0	$90.9	$59.1	$41.9	$101.0	$97.2
Add (subtract):
Depreciation and amortization	(8.1)	(8.9)	(8.2)	(5.0)	(9.0)	(14.0)	(28.8)
Reimbursable expenses	(9.2)	(10.1)	(8.8)	(6.8)	(3.2)	(10.0)	(7.6)
Support and other costs	(4.5)	(4.6)	(5.1)	(3.7)	(2.0)	(5.7)	(5.6)
Adjusted operating expenses	$58.1	$61.4	$68.8	$43.6	$27.7	$71.3	$55.2

Operating income (loss)	$13.1	$9.0	$11.9	$11.8	$(7.9)	$3.9	$(1.7)
Add (subtract):
Depreciation and amortization, net	2.8	7.2	7.8	4.8	7.9	12.7	25.4
Support and other costs	4.5	4.8	5.4	3.6	2.0	5.6	5.6
Adjusted EBITDA (2)	$20.4	$21.0	$25.1	$20.2	$2.0	$22.2	$29.3

(1)In the three months ended March 31, 2022, we adjusted reimbursable revenues to exclude recurring reimbursable revenues. Prior periods were adjusted to conform with the current period presentation.
(2)Adjusted EBITDA for asset category excludes onshore support costs and general and administrative expense.

Reconciliation of Operating Revenues to Adjusted Revenues, Operating Expenses to Adjusted Operating Expenses and Operating Income (Loss) to Adjusted EBITDA

(In millions)	Successor				Predecessor	Combined (Non-GAAP)	Predecessor
	Three Months Ended March 31, 2022	Three Months Ended December 31, 2021	Three Months Ended September 30, 2021	Two Months Ended June 30, 2021	One Month Ended April 30, 2021	Three Months Ended June 30, 2021	Three Months Ended March 31, 2021
HD & SD MODERN JACKUPS
Operating revenues	$67.8	$56.2	$59.6	$40.7	$17.0	$57.7	$50.5
Add (subtract):
Reimbursable revenues (1)	(3.1)	(1.4)	(1.1)	(0.9)	(0.5)	(1.4)	(0.5)
Amortized revenues	0.8	(0.6)	(0.4)	(1.6)	(0.5)	(2.1)	(1.6)
Adjusted revenues	$65.5	$54.2	$58.1	$38.2	$16.0	$54.2	$48.4

Operating expenses	$66.2	$54.1	$57.9	$41.3	$27.9	$69.2	$72.2
Add (subtract):
Depreciation and amortization	(6.0)	(4.3)	(3.6)	(2.2)	(8.1)	(10.3)	(24.5)
Reimbursable expenses	(7.5)	(3.2)	(3.2)	(2.2)	(1.2)	(3.4)	(1.8)
Support and other costs	(5.1)	(6.0)	(6.2)	(4.1)	(2.2)	(6.3)	(7.1)
Adjusted operating expenses	$47.6	$40.6	$44.9	$32.8	$16.4	$49.2	$38.8

Operating income (loss)	$1.7	$2.1	$1.7	$(0.6)	$(10.9)	$(11.5)	$(21.7)
Add (subtract):
Depreciation and amortization, net	6.8	3.7	3.2	0.6	7.6	8.2	22.9
Support and other costs	5.2	5.8	6.3	4.0	2.2	6.2	7.1
Adjusted EBITDA (2)	$13.7	$11.6	$11.2	$4.0	$(1.1)	$2.9	$8.3

(1)In the three months ended March 31, 2022, we adjusted reimbursable revenues to exclude recurring reimbursable revenues. Prior periods were adjusted to conform with the current period presentation.
(2)Adjusted EBITDA for asset category excludes onshore support costs and general and administrative expense.

Reconciliation of Operating Revenues to Adjusted Revenues, Operating Expenses to Adjusted Operating Expenses and Operating Income (Loss) to Adjusted EBITDA

(In millions)	Successor				Predecessor	Combined (Non-GAAP)	Predecessor
	Three Months Ended March 31, 2022	Three Months Ended December 31, 2021	Three Months Ended September 30, 2021	Two Months Ended June 30, 2021	One Month Ended April 30, 2021	Three Months Ended June 30, 2021	Three Months Ended March 31, 2021
SD LEGACY JACKUPS
Operating revenues	$19.9	$22.1	$23.9	$16.8	$8.8	$25.6	$26.6
Add (subtract):
Reimbursable revenues (1)	(0.7)	(1.8)	(0.5)	(0.8)	(0.2)	(1.0)	(0.6)
Amortized revenues	—	—	—	—	(0.2)	(0.2)	(0.5)
Adjusted revenues	$19.2	$20.3	$23.4	$16.0	$8.4	$24.4	$25.5

Operating expenses	$13.5	$12.9	$17.9	$11.5	$6.1	$17.6	$18.8
Add (subtract):
Depreciation and amortization	(1.0)	(1.0)	(0.9)	(0.7)	(1.0)	(1.7)	(2.9)
Reimbursable expenses	(1.1)	(2.1)	(0.9)	(1.2)	(0.4)	(1.6)	(1.0)
Support and other costs	(1.5)	(1.4)	(1.9)	(1.7)	(0.8)	(2.5)	(2.8)
Adjusted operating expenses	$9.9	$8.4	$14.2	$7.9	$3.9	$11.8	$12.1

Operating income	$6.5	$9.2	$6.1	$5.3	$2.7	$8.0	$7.8
Add (subtract):
Depreciation and amortization, net	1.0	1.0	0.9	0.7	0.8	1.5	2.4
Support and other costs	1.4	1.6	2.0	1.7	0.8	2.5	2.8
Adjusted EBITDA (2)	$8.9	$11.8	$9.0	$7.7	$4.3	$12.0	$13.0

(1)In the three months ended March 31, 2022, we adjusted reimbursable revenues to exclude recurring reimbursable revenues. Prior periods were adjusted to conform with the current period presentation.
(2)Adjusted EBITDA for asset category excludes onshore support costs and general and administrative expense.